PART II, ITEM 6                                               EXHIBIT 11

                                   CCAIR, Inc.

                  COMPUTATION OF EARNINGS (LOSS) PER SHARE (1)


                                             Three Months ended March 31,
                                              1996           1995
                                         --------------    ---------

Net income (loss) ....................    $    69,555    $  (274,592)
                                           ===========      =======

Shares
  Weighted average number of
    shares outstanding ...............      7,740,695      7,381,195

Assuming exercise of options (2) .....        254,841           --
                                           -----------      -------

Weighted average number of
  shares outstanding,
  as adjusted ........................      7,995,536      7,381,195
                                            ===========     =======


Income (loss) per share: .............    $       .01    $     ( .04 )
                                           ===========     =======


                                         Nine Months ended March 31,
                                             1996            1995
                                        --------------    ---------

Net income (loss) ....................    $   486,981  $  (407,160)
                                           ===========     =======

Shares
  Weighted average number of
    shares outstanding ...............      7,654,528     7,381,195

Assuming exercise of options (2) .....        356,059           --
                                           -----------     -------

Weighted average number of
  shares outstanding,
  as adjusted ........................      8,010,587      7,381,195
                                           ===========      =======


Income (loss) per share: .............    $       .06    $     ( .06 )
                                           ===========       =======



(1) Fully diluted average number of shares outstanding, as adjusted and earnings (loss) per share are the same as calculated for primary for the periods presented.

(2)      Not reflected in 1995 due to anti-dilutive effect.



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